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            CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS


We consent to the use in this Registration Statement of Ainsworth Lumber Co. Ltd. on Form F-4 of our report dated February 14, 2004 appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP
--------------------------------------------
Independent Registered Chartered Accountants
Vancouver, British Columbia, Canada

October 18, 2004.